UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2018

Synergy Pharmaceuticals Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35268	33-0505269
(State or other jurisdiction	(Commission	IRS Employer
of incorporation or organization)	File Number)	Identification No.)

420 Lexington Avenue, Suite 2012

New York, NY 10170

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 297-0020

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                                           Entry into a Material Definitive Agreement.

On December 5, 2018, Synergy Pharmaceuticals Inc. (the “Company”) and certain of its subsidiaries entered into an Amendment to Limited Forbearance Agreement  (the “Amendment”) with CRG Servicing LLC, as administrative agent and collateral agent (in such capacities, the “Agent”) and the lenders party thereto (collectively, the “Lenders”), which amended that certain Limited Forbearance Agreement, dated as of November 21, 2018 (as amended by the Amendment, the “Forbearance Agreement”), among the Company, the Agent and the Lenders, with respect to the Company’s Term Loan Agreement, dated as of September 1, 2017 (as amended, modified or otherwise supplemented from time to time, the “Term Loan Agreement”), with the Agent and the Lenders. Pursuant to the Amendment, amongst other things, the Forbearance Period (as defined in the Forbearance Agreement) has been extended to December 14, 2018 (11:59 p.m. Central time).

The foregoing is a summary of the material terms of the Amendment. Investors are encouraged to review the entire text of the Amendment, a copy of which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Item 2.04                                           Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On December 5, 2018, the Company notified the Lenders of a default under the Term Loan Agreement due to the failure of the Company, as of December 5, 2018, to maintain the minimum liquidity amount (“Liquidity Covenant Default”) required under Section 10.02 of the Term Loan Agreement.  In addition, as referenced in the Forbearance Agreement, the Company was in default under the Term Loan Agreement due to the failure of the Company, beginning on October 30, 2018, to maintain the average market capitalization (“Market Capitalization Default”) required under Section 10.01 of the Term Loan Agreement.  Pursuant to the Forbearance Agreement, the Lenders agreed with the Company not to take action on account of either the Liquidity Covenant Default or the Market Capitalization Default, to accelerate the obligations of the Company under the Term Loan Agreement or otherwise exercise their default rights and remedies through December 14, 2018.

Item 9.01.                                        Financial Statements and Exhibits.

(d)         Exhibits.

10.1

Amendment to Limited Forbearance Agreement, dated as of December 5, 2018, among Synergy Pharmaceuticals Inc., certain of its subsidiaries, CRG Servicing LLC, as administrative agent and collateral agent and the lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:           December 6, 2018

SYNERGY PHARMACEUTICALS INC.

By:	/s/ Troy Hamilton
Troy Hamilton
Chief Executive Officer